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                                                                   Exhibit 10.17



                             ACCRETION PUT AGREEMENT

        This Accretion Put Agreement ("Agreement") is made as of the 12th day of November, 2001, by and between Paul G. Allen, an individual ("Allen"), and Chatham Investments, LLLP (Kevin B. Allen), Jeffrey D. Bennis, Stephen E. Hattrup, CRM I Limited Partnership LLLP, CRM II Limited Partnership, LLLP, Lucille Maun, Peter N. Smith, Monroe M. Rifkin, Bruce A. Rifkin, Stuart G. Rifkin, Ruth Rifkin Bennis, Rifkin Family Investment Company, L.L.L.P., Rifkin & Associates, Inc., and Rifkin Children's Trust III (the "Holders"), with reference to the following facts:

        A. The Holders (or their predecessors in interest) were party to (1) that certain Purchase and Sale Agreement by and among Charter Communications Operating, LLC ("CCO") (as assignee), the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among CCO (as assignee) the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates acquired all of the outstanding equity of RAP and InterLink, respectively.

        B. Allen was the indirect controlling owner of CCO and derived benefit from the transactions contemplated by the Purchase Agreements.

        C. The Holders (or their predecessors in interest) are former owners of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, and pursuant to the Contribution Agreement (as defined below), the Holders (or their predecessors in interest) were issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

        D. In connection with the initial public offering of Charter Communications, Inc. ("CCI"), the Holders (or their predecessors in interest) exchanged some or all of their preferred membership units in Charter LLC for CCI Stock (as defined below),

        E. The parties desire to enter into this Put Agreement pursuant to which Allen has given the Holders certain rights with respect to the CCI Stock.

        NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms have the following meanings:

        "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, in the absence of any last reported sales price, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

        "CCI Stock" means all shares of Class A Common Stock of CCI issued to the Holders (or their predecessors in interest) in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 5 of this Agreement.

        "Contribution Agreement" means the Contribution Agreement dated as of September 14, 1999, by and among CCO, Charter Communications Holding Company, LLC, the Investors, CCI and Allen, as amended by the First Amendment to Contribution dated as of November 12, 1999.

         "Minimum Amount" means, with respect to each Holder, the lesser of (i) CCI Stock for which the Purchase Price under this Agreement is at least $1,000,000, or (ii) all CCI Stock that is subject to such Holder's Put Option under this Agreement (provided that such amount shall be reduced to 50% of the CCI Stock that is subject to such Holder's Put Option under this Agreement for the period February 12, 2001 through May 12, 2001).

        2. Put Option. Allen hereby grants to each Holder the right and option (the "Put Option"), exercisable from and after February 12, 2001, through and including the date of termination of the Put Option under Section 7 by written notice delivered to Allen, to sell and to permit any of such Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the CCI Stock held by such Holder and its Permitted Transferees that represents at least the Minimum Amount; provided, however, that each Holder and its Permitted Transferees shall not be entitled to exercise it's put option hereunder with respect to more than 50% of the CCI Stock owned by such Holder on the date hereof prior to May 12, 2001. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.3, the exercising Holder and the Permitted Transferees identified in the exercising Holder's notice pursuant to this
Section 2 shall be obligated to sell, the amount of the CCI Stock held by such Holder and its Permitted Transferees that is specified in such Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3. Notwithstanding the foregoing, if Allen delivers a notice pursuant to Section 5.3(i) hereof at a time when the Put Option is not exercisable with respect to any shares of CCI Stock, the Put Option shall be immediately exercisable as to those shares, provided such exercisability shall be conditioned upon the consummation of the Business Combination described in Allen's notice.

        3. Purchase Price; Closing.

               3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall equal $19.00 per share (calculated in accordance with Section 5, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from November 12, 1999 through the closing of the purchase and sale of the CCI Stock hereunder (the "Closing").



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               3.2 At each Closing, (a) Allen or his designee shall pay to the exercising Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer (if wire transfer instructions were provided in the notice of exercise) or certified bank check; and (b) the exercising Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to Allen or his designee, together with a certificate of such Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4.

               3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Allen so determines) the thirtieth day after the exercising Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the exercising Holder and Allen may agree. The exercising Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

        4. Representations of the Holders. Each Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each Closing: (a) such Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms; (c) at each Closing, such Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the exercising Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

        5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

               5.1 If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.1 shall constitute "CCI Stock" for purposes of this Agreement.



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               5.2 Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "CCI Stock" for purposes of this Agreement.

               5.3 In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted into a right to receive consideration other than securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holders at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by any Holder pursuant to Section 2 prior to such date. If any Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.3, the purchase and sale of any of the CCI Stock specified in such Holder's notice may be conditioned at such Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.3.

        6. Representations of Allen. Allen represents and warrants to each Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby;
(b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of all Holders) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

        7. Termination of Put Option.

               7.1 The Put Option shall terminate on the earliest of the following dates, except with respect to any CCI Stock that is specified in a notice delivered by any Holder pursuant to Section 2 prior to such earliest date:



                                     - 4 -
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                      (a) the second anniversary of the date of this Agreement;

                      (b) the date specified in Section 5.3; and

                      (c) the first date on which the Closing Price of CCI common stock has exceeded $23.00 per share for any 60 trading days during the preceding 67 consecutive trading days; provided that no such 67 day period shall commence prior to February 12, 2002.

               7.2 The Put Option shall terminate as to any CCI Stock on the date on which such CCI Stock is first transferred by a Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

               7.3 For purposes of determining whether the condition in Section 7.1(c) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of CCI common stock occurring after the consummation of CCI's initial public offering.

        8. Miscellaneous.

               8.1 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

               8.2 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

               8.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

               If to any Holder, to the address set forth for such Holder on the applicable signature page attached hereto.


               If to Allen:

                      Paul G. Allen
                      c/o Vulcan Ventures Incorporated
                      505 Union Station
                      505 Fifth Avenue South, Suite 900
                      Seattle, WA 98104



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                      Attention: William D. Savoy
                      Facsimile: (206) 342-3002

               with a copy to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California  90067-4276
                      Attention:  Alvin G. Segel and Kevin L. Finch
                      Telecopy:  (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

               8.4 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of a Holder.

               8.5 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

               8.6 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

               8.7 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

               8.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

               8.9 Assignments.

                      (a) Any Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:



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                             (i) any person or entity that was among the
"Investors" who were party to the Contribution Agreement;

                             (ii) any person or entity that, directly or
indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with such Holder;

                             (iii) a trust for the benefit of the equity owners
of such Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, such Holder or are banks, trust companies, or similar entities;

                             (iv) any person or entity for which such Holder is
acting as nominee or any trust controlled by or under common control with such person or entity;

                             (v) if such Holder is an individual, any charitable
foundation, charitable trust, or similar entity, the estate, heirs, or legatees of such Holder upon such Holder's death, any member of such Holder's family, any trust or similar entity for the benefit of such Holder or one or more members of such Holder's family, or any entity controlled by such Holder or one or more members of such Holder's family.

                      (b) A Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee thereof, and such Permitted Transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement.

                      (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

               8.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

               8.11 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

               8.12 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

               8.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.14 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of any Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.



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               8.15 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                            ------------------------------------
                                            Paul G. Allen, by William D. Savoy,
                                            attorney-in-fact





                   [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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                                   "HOLDERS"


                                   RIFKIN FAMILY INVESTMENT COMPANY, L.L.L.P.
                                   360 South Monroe Street, Suite 600
                                   Denver, CO  80209

                                   By: Its General Partners


                                   ---------------------------------------------
                                   Monroe M. Rifkin



                                   ---------------------------------------------
                                   Stuart G. Rifkin



                                   ---------------------------------------------
                                   Bruce A. Rifkin



                                   ---------------------------------------------
                                   Ruth R. Bennis





                   [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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                                   RIFKIN & ASSOCIATES, INC.
                                   360 South Monroe Street, Suite 600
                                   Denver, CO  80209


                                   By:
                                        ----------------------------------------
                                        Monroe M. Rifkin, Chairman of the Board





                       [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]




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                                   CRM I LIMITED PARTNERSHIP LLLP
                                   4875 S.  El Camino
                                   Englewood, CO  80111



                                   By:
                                        ----------------------------------------
                                        Charles R. Morris III, General Partner


                                   CRM II LIMITED PARTNERSHIP, LLLP



                                   By:
                                        ----------------------------------------
                                        Charles R. Morris III, General Partner





                       [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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                                   CHATHAM INVESTMENTS, LLLP
                                   360 South Monroe Street, Suite 600
                                   Denver, CO 80209



                                   By:
                                        ----------------------------------------
                                        Kevin B. Allen, General Partner





                   [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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

                                        ----------------------------------------
                                        Jeffrey D. Bennis
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                                        ----------------------------------------
                                        Stephen E. Hattrup
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                                        ----------------------------------------
                                        Lucille A. Maun
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                                        ----------------------------------------
                                        Peter N. Smith
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                                        ----------------------------------------
                                        Monroe M. Rifkin
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209


                                        ----------------------------------------
                                        Stuart G. Rifkin
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                       [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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                                        ----------------------------------------
                                        Bruce A. Rifkin
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209



                                        ----------------------------------------
                                        Ruth R. Bennis
                                        360 South Monroe Street, Suite 600
                                        Denver, CO  80209





                   [SIGNATURE PAGE TO ACCRETION PUT AGREEMENT]



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                                   RIFKIN CHILDREN'S TRUST III
                                   360 South Monroe Street, Suite 600
                                   Denver, CO  80209


                                   By:
                                        ----------------------------------------
                                              Monroe M. Rifkin, Co-Trustee





                        [SIGNATURE PAGE TO ACCRETION PUT]




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